Exhibit 99.2

NEWS RELEASE

November 15, 2010

NCR to Host Analyst Day

DULUTH, Georgia – As previously announced, NCR Corporation (NYSE: NCR) will host its 2010 analyst day event tomorrow, November 16, 2010, from 1:00 p.m. – 4:30 p.m., EST, at the New York Stock Exchange. Members of NCR’s executive team will make presentations regarding the company’s business strategy, lines of business and long-term outlook.

The presentation materials and a live audio webcast will be available on the NCR investor relations home page, http://investor.ncr.com. A replay of the webcast also will be available on the NCR investor relations home page following the event.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, entertainment, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Duluth, Georgia.

NCR is a trademark of NCR Corporation in the United States and other countries.

Investor Contact

Gavin Bell, 212-589-8468

gavin.bell@ncr.com

or

Anne Marie Agnelli, 212-589-8415

Annemarie.Agnelli@ncr.com